Exhibit 10.1

FIRST ADDENDUM AND AMENDMENT TO RESTRICTED STOCK AGREEMENTS

THIS FIRST ADDENDUM AND AMENDMENT TO RESTRICTED STOCK AGREEMENTS made this 26th day of June, 2013, by and between WILLIAM H. GIBBS, JR. (“Grantee”) and HATTERAS FINANCIAL CORP., a Maryland corporation (“Company”).

W I T N E S S E T H:

WHEREAS, Grantee and Company executed those certain Restricted Stock Agreements dated effective September 17, 2012, August 4, 2011 and July 8, 2010 (the “Restricted Stock Agreements”); and

WHEREAS, pursuant certain Membership Interest Sale Agreement of even date herewith between Gibbs and the Company’s manager, Atlantic Capital Advisors, LLC, and the Employment Agreement between such parties of the same date, Gibbs’ Service to the Company (as such term is defined in the Restricted Stock Agreement) shall cease as of September 30, 2013; and

WHEREAS, the Administrator has determined that notwithstanding the cessation of Gibbs’ Service with the Company the unvested Award Shares shall not be forfeited by reason of such cessation and shall continue to vest in accordance with the terms of the Restricted Stock Agreements, and in consideration of and on the condition precedent that Gibbs provide consulting services to the Company subsequent to the date hereof under and pursuant to the Consulting Agreement between Gibbs and the Company of even date herewith (the “Consulting Agreement”); the parties hereto have agreed to amend the Restricted Stock Agreements as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and upon the express condition that Gibbs shall provide consulting services to the Company as set forth in the Consulting Agreement, the parties do agree as follows:

1.    Section 2(b) of the Restricted Stock Agreements is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(b) One/fifth (1/5) of the Award Shares will vest and become nonforfeitable on each anniversary of the Grant Date, such that 100% of the Award Shares will be vested and nonforfeitable on the fifth anniversary of the Grant Date.”

2.    Section 2(e) of the Restricted Stock Agreements is hereby deleted in its entirety and marked “RESERVED.”

3.     Section 3 of the Restricted Stock Agreements is hereby deleted in its entirety and marked “RESERVED.”

4.     Except as amended herein, the Restricted Stock Agreements are hereby ratified, confirmed and approved in all respects.

IN WITNESS WHEREOF, the parties hereto have executed this First Addendum and Amendment to Restricted Stock Agreements all as of the day and year first written above.

GRANTEE:

/s/ William H. Gibbs, Jr.
William H. Gibbs, Jr.

COMPANY: HATTERAS FINANCIAL CORP.

By:	/s/ Michael R. Hough
Michael R. Hough , Its CEO